Exhibit 25.4

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	31-0841368
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

225 South Sixth	55402
Minneapolis, MN	(Zip code)
(Address of principal executive offices)

Patrick L. Teague
U.S. Bank National Association
214 N. Tryon Street, 27th Floor
Charlotte, NC 28202
Telephone 704-335-4559
 (Name, address and telephone number of agent for service)
_____________________________

CommScope, Inc.
 (Exact name of obligor as specified in its charter)

Delaware	36-4135495
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1100 CommScope Place, SE	28602
Hickory, NC	(Zip code)
(Address of principal executive offices)
_____________________________
3.50% Convertible Senior Subordinated Debentures due 2024
(Title of the indenture securities)

1.           General Information.  Furnish the following information as to the trustee--

(a)           Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington D.C. 20521

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

2.           Affiliations with Obligor and Underwriters.  If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the Trustee, U.S. Bank National Association.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16.           List of Exhibits.  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	Articles of Association of U.S. Bank National Association.(1)

2.	Certificate of Authority of U.S. Bank National Association to Commence Business.(1)

3.	Authorization of the trustee to exercise corporate trust powers.(1)

4.	Bylaws of U.S. Bank National Association.(1)

5.	Not Applicable.

6.	Consents of U.S. Bank National Association required by Section 321(b) of the Act.(2)

7.	Latest Report of Condition of U.S. Bank National Association.(2)

        _________________________
(1)	Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-67188.
(2)	Attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, as of the 27th day of April, 2009.

U.S. BANK NATIONAL ASSOCIATION

By             /s/ Patrick L. Teague
                  Patrick L. Teague
  Vice President

Exhibit 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by CommScope, Inc. Senior Securities we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

    U.S. BANK NATIONAL ASSOCIATION

    By               /s/ Patrick L. Teague
               Patrick L. Teague
               Vice President

Dated as of April 27, 2009

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2008

($000's)
12/31/2008
Assets
Cash and Balances Due From Depository Institutions	$8,077,564
Securities	37,455,111
Federal Funds	3,290,350
Loans & Lease Financing Receivables	180,437,040
Fixed Assets	4,522,546
Intangible Assets	12,495,040
Other Assets	15,497,940
Total Assets	$261,775,591
Liabilities
Deposits	$171,980,048
Fed Funds	11,861,941
Treasury Demand Notes	0
Trading Liabilities	1,919,265
Other Borrowed Money	39,187,106
Acceptances	0
Subordinated Notes and Debentures	7,329,967
Other Liabilities	6,647,510
Total Liabilities	$238,925,837
Equity
Minority Interest in Subsidiaries	$1,664,422
Common and Preferred Stock	18,200
Surplus	12,597,620
Undivided Profits	8,569,512
Total Equity Capital	$22,849,754
Total Liabilities and Equity Capital	$261,775,591

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Patrick L. Teague
Patrick L. Teague Vice President

Date:	April 27th 2009